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                               Subsidiaries of Elan Corporation, plc

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                                                                                            Registered Office &
                                                                                 Group       Jurisdiction of Incorporation
Company                                     Nature of Business                   Share %     and Operation
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
Elan International Services Ltd.            Financial services company           100         Clarendon House, 2 Church St.
                                                                                             Hamilton, Bermuda

Elan Management Ltd.                        Provision of management services     100         Lincoln House, Lincoln Place
                                                                                             Dublin 2, Ireland

Elan Pharmaceuticals, Inc.                  Research and development and         100         800 Gateway Blvd.
                                            sale of                                          South San Francisco, CA,
                                            pharmaceutical products                          United States
                                                                                             (a Delaware corporation)

Athena Neurosciences, Inc.                  Holding company                      100         800 Gateway Blvd.
                                                                                             South San Francisco, CA,
                                                                                             United States
                                                                                             (a Delaware corporation)

Elan Pharma International Ltd.              Research and development, sale       100         WIL House, Shannon Business Park
                                            and distribution of                              Co. Clare, Ireland
                                            pharmaceutical products and
                                            financial services

Elan Pharma Ltd.                            Manufacture of pharmaceutical        100         Monksland, Athlone
                                            products                                         Co. Westmeath, Ireland

Elan Finance Corporation Ltd.               Financial services company           100         Clarendon House, 2 Church St.
                                                                                             Hamilton, Bermuda

Elan Transdermal Technologies, Inc.         Research and Development             100         3520 Commerce Parkway
                                                                                             Miramar, Florida
                                                                                             United States
                                                                                             (a Florida corporation)

Neuralab Ltd.                               Research and Development             100         Clarendon House
                                                                                             2 Church St.
                                                                                             Hamilton, Bermuda

Elan Pharmaceutical Investments III, Ltd.   Investment Holding Company           100         Clarendon House
                                                                                             2 Church St.
                                                                                             Hamilton, Bermuda

Elan Holdings Ltd.                          Holding company                      100         Monksland, Athlone
                                                                                             Co. Westmeath, Ireland

Monksland Holdings BV                       Financial Services                   100         Amsteldiik 166
                                                                                             6th Floor
                                                                                             1079 LH Amsterdam
                                                                                             The Netherlands
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